ARTICLES SUPPLEMENTARY
                                      OF
              PRUDENTIAL INSTITUTIONAL LIQUIDITY PORTFOLIO, INC.

                                    *****

                         Pursuant to Section 2-208.1
                   of the Maryland General Corporation Law

                                    *****

     Prudential Institutional Liquidity Portfolio, Inc., a Maryland Corporation having its principal offices in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

     SECOND: The amount of shares the Corporation is authorized to issue is being increased. The Corporation currently has 5,000,000,000 authorized shares, par value $.001 per share, with an aggregate par value of $5,000,000. The authorized shares are divided equally into two series; 2,500,000,000 shares with an aggregate par value of $2,500,000 designated the Institutional Money Market Series and 2,500,000,000 shares with an aggregate par value of $2,500,000 designated the Liquid Assets Series.

     THIRD: The number of shares the Corporation is authorized to issue is hereby increased to 15,000,000,000 authorized shares, par value $.001 per share, with an aggregate par value of $15,000,000. The authorized shares are divided into two series with 10,000,000,000 shares with an aggregate par value of $10,000,000 designated Institutional Money Market Series and 5,000,000,000 shares, with an aggregate par value of $5,000,000 designated Liquid Asset Series. The Institutional Money Market Series is further divided into two classes of shares with 5,000,000,000 shares with an aggregate par value of $5,000,000 being designated Class A and 5,000,000,000 shares with an aggregate par value of $5,000,000 being designated Class I. On the date of this filing, all issued and outstanding shares of Institutional Money Market Series shall be designated Class A shares and Articles of Amendment are being filed concurrently herewith to confirm such additional designation.

     FOURTH: The Class I shares shall represent the same interest in the Corporation and have identical voting, dividend, liquidation and other rights as the Class A (the differing rights of which are hereby repeated for ease of reference), except that (i) expenses related to the distribution of each class of shares shall be borne solely by such class; (ii) the bearing of such expenses solely by shares of each class shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such class; (iii) although Class A shares are not subject to a front-end load or contingent deferred sales charge, the Class A common stock shall be subject to a Rule 12b-1 distribution fee as determined by the Board of Directors from time to time; and (iv) the Class I common stock shall not be subject to a front-end sales load, a contingent deferred sales charge or a Rule 12b-1 distribution fee. All shares of each particular class shall represent an equal proportionate interest in that class, and each shares of any particular class shall be equal to each other share of that class.

     FIFTH: In accordance with Section 2-105(c) of the Maryland General Corporation Law and pursuant to a resolution duly adopted by the Board of Directors of the Corporation at a meeting held on May 29, 1997, the number of authorized shares of which the Corporation has authority to issue is hereby increased and divided into two series, with 5,000,000,000 shares designated Liquid Asset Series and with 10,000,000,000 shares designated Institutional Money Market Series with the Institutional Money Market Series further divided into 2 classes of shares, consisting of 5,000,000,000 Class A shares and 5,000,000,000 Class I shares.

     SIXTH: (a) As of immediately before the increase the total number of shares of stock of all classes which the Corporation has authority to issue is 5,000,000,000 shares of Common Stock (par value $.001 per share).

     (b) As increased the total number of shares of stock of all classes which the Corporation has authority to issue is 15,000,000,000 shares of Common Stock (par value $.001 per share).

     (c) The aggregate par value of all shares having a par value is $5,000,000 before the increase and $15,000,000 as increased.

     IN WITNESS WHEREOF, PRUDENTIAL INSTITUTIONAL LIQUIDITY PORTFOLIO, INC., has caused these presents to be signed in its name and on its behalf of its Vice President and attested by its Secretary on May 29, 1997.


                                       PRUDENTIAL INSTITUTIONAL LIQUIDITY
                                       PORTFOLIO, INC.


                                       By:  /s/ THOMAS A. EARLY
                                            ----------------------------------
                                                Thomas A. Early
                                                Vice President


Attest:  /s/ S. JANE ROSE
         -------------------------------
             S. Jane Rose
             Secretary


     THE UNDERSIGNED, Vice President of Prudential Institutional Liquidity Portfolio, Inc., who executed on behalf of the Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                            /s/ THOMAS A. EARLY
                                            ----------------------------------
                                                Thomas A. Early
                                                Vice President